                                                                   EXHIBIT 12(B)

I, Gary L. French, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR(R) Trust (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ Gary L. French
    ---------------------------------
    Gary L. French
    President and Principal
    Executive Officer

Date: December 7, 2009


By: /s/ Chad C. Hallett
    ---------------------------------
    Chad C. Hallett
    Treasurer and Principal
    Financial Officer

Date: December 7, 2009